                                                                      Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of the Jo-Ann Stores, Inc. Employees' Savings and Profit-Sharing Plan dated May 7, 1999, included in this Form 11-K into the Company's previously filed Registration Statement (Form S-8) pertaining to the Jo-Ann Stores, Inc. Employees' Savings and Profit-Sharing Plan (#33-32809).




Arthur Andersen LLP

Cleveland, Ohio
June 29, 1999.